                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12
                             PRIMADONNA RESORTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            PRIMADONNA RESORTS, INC.
                                 P.O. BOX 95997
             INTERSTATE 15 AT THE SOUTHERN CALIFORNIA/NEVADA BORDER
                          LAS VEGAS, NEVADA 89193-5997

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1997

                             ---------------------

    The Annual Meeting of Stockholders of PRIMADONNA RESORTS, INC. will be held Tuesday, May 27, 1997 at 10 o'clock a.m., Pacific Daylight Time, at the showroom of Whiskey Pete's Hotel & Casino, Interstate 15 at the Southern
California/Nevada Border, Primm, Nevada.

    The meeting will consider and act upon the following business:

    1.  Election of three directors;

    2.  Approval of the amended and restated 1993 Incentive Plan;

    3. Ratification of Arthur Andersen LLP as independent auditors of the Company to serve for 1997; and

    4. Such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on April 15, 1997 as the record date for determining those stockholders who will be entitled to vote at the meeting.

    By order of the Board of Directors.

                                                       [SIGNATURE]

                                          Robert E. Armstrong
                                          SECRETARY

April 25, 1997

IMPORTANT: PLEASE FILL IN DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POST-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                            PRIMADONNA RESORTS, INC.
                                 P.O. BOX 95997
             INTERSTATE 15 AT THE SOUTHERN CALIFORNIA/NEVADA BORDER
                          LAS VEGAS, NEVADA 89193-5997

                            ------------------------

                                PROXY STATEMENT
                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  MAY 27, 1997

                             ---------------------

    The accompanying Proxy is solicited by the Board of Directors of Primadonna Resorts, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 27, 1997 and any adjournment thereof. The close of business on April 15, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy will be first mailed to stockholders on or about April 25, 1997.

    Any stockholder who gives a proxy has the power to revoke it at any time before it is exercised by delivery of written notice of revocation to the Secretary of the Company prior to commencement of the Annual Meeting. Stockholders attending the Annual Meeting may vote their shares in person whether or not a proxy has been previously executed and returned. The Company will bear the cost of soliciting proxies.

    As of April 15, 1997 there were 29,707,300 shares issued and outstanding of Company common stock, $.01 par value ("Common Stock"), the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote; there is no cumulative voting in the election of directors.

VOTING REQUIREMENTS AND PROCEDURES

    A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. In all matters other than the election of directors (including Proposals Nos. 2 and 3), the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected (Proposal No. 1) by a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote in the election of directors.

    If a broker or nominee has indicated on the proxy the absence of discretionary authority to vote certain shares (i.e., "broker non-votes"), those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Abstentions do not constitute "votes cast" where the applicable vote required is expressed in terms of "votes cast."

    ANY UNMARKED PROXIES, INCLUDING THOSE SUBMITTED BY BROKERS OR NOMINEES THAT DO NOT INDICATE AN ABSENCE OF DISCRETIONARY AUTHORITY, WILL BE VOTED IN FAVOR OF THE PROPOSALS AND NOMINEES OF THE BOARD.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation provide for a three-tiered classified Board of Directors with staggered terms of office. The Board of Directors consists of three classes, designated as Class A, Class B and Class C. Pursuant to the Articles of Incorporation, the term of Class A directors expires at the 1997 Annual Meeting; the term of Class B directors expires at the 1998 Annual Meeting; and the term of Class C directors expires at the 1999 Annual Meeting. At each Annual Meeting, only one class of directors will be elected. Each class of directors serves a three-year term and until their successors are elected and qualified.

INFORMATION CONCERNING NOMINEES

    The nominees for election as Class A directors are Sigmund Rogich, Gary R. Sitzmann and George C. Swarts. Set forth below is certain required biographical information with respect to each of the nominees for election as a director. Unless marked to the contrary, proxies received will be voted for the election of Messrs. Rogich, Sitzmann and Swarts, each of whom currently serves as a Company director, to serve until the 2000 Annual Meeting and until his successor is elected and qualified. If for any reason a nominee is not available for election or is unable to serve as a director, the accompanying Proxy will be voted for the election of such other person, if any, as the Board of Directors may designate. The Board has no reason to believe that any nominee will be unavailable for election or unable to serve.

                                                                                                YEAR
                                                                                              COMMENCED    OTHER PUBLIC
                                                                                            SERVING AS A      COMPANY
              NAME, PRINCIPAL OCCUPATION AND OTHER INFORMATION                     AGE        DIRECTOR     DIRECTORSHIPS
-----------------------------------------------------------------------------      ---      -------------  -------------
SIGMUND ROGICH                                                                         52          1993      American
Mr. Rogich joined the Company as a director in 1993. Since May 1993, Mr.                                    Bancorp of
Rogich has been employed by The Primadonna Corporation ("TPC"), a                                             Nevada
wholly-owned subsidiary of the Company, as a marketing, political and gaming development consultant. Mr. Rogich also owns and serves as CEO of The Rogich
Communications Group, a personal holding company that indirectly provides services to the Company.

From 1974 until January 1993, Mr. Rogich was the owner of R&R Advertising and served as its Chief Executive Officer from 1970 until 1989. Mr. Rogich served as Assistant to the President of the United States from 1989 to 1992, and also served as United States Ambassador to Iceland. Mr. Rogich has been a member of the Board of Governors of the United Service Organizations since
January 1993.

GARY R. SITZMANN                                                                       53          1997        None
Mr. Sitzmann joined the Company as a director on April 8, 1997. Mr. Sitzmann is an insurance broker and an insurance and benefits consultant. Since 1979,
Mr. Sitzmann has served as President and CEO of Sitzmann, Morris & Lavis,
Inc., an insurance brokerage and benefits consulting firm. From 1966 to 1979,
Mr. Sitzmann was an insurance agent for Phoenix Home Life, an insurance company.

                                                                                                YEAR
                                                                                              COMMENCED    OTHER PUBLIC
                                                                                            SERVING AS A      COMPANY
              NAME, PRINCIPAL OCCUPATION AND OTHER INFORMATION                     AGE        DIRECTOR     DIRECTORSHIPS
-----------------------------------------------------------------------------      ---      -------------  -------------
GEORGE C. SWARTS*                                                                      53          1993        None
Mr. Swarts joined the Company as a director in 1993. Mr. Swarts is a
Certified Public Accountant and, since 1988, has served as an independent gaming industry consultant. From November 1982 through April 1988, Mr. Swarts was an audit and gaming industry partner with the accounting firm of
Laventhol & Horwath, and from September 1975 until December 1980 he served as a member of the Nevada Gaming Commission.

------------------------

*Member of Audit and Compensation Committees

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF SIGMUND ROGICH, GARY R. SITZMANN AND GEORGE C. SWARTS FOR DIRECTOR.

INFORMATION CONCERNING OTHER DIRECTORS

    Set forth below is certain required biographical information with respect to the Company's Class B and Class C directors.

                                                                                                YEAR
                                                                                              COMMENCED    OTHER PUBLIC
                                                                                             SERVING AS      COMPANY
               NAME, PRINCIPAL OCCUPATION AND OTHER INFORMATION                     AGE      A DIRECTOR   DIRECTORSHIPS
------------------------------------------------------------------------------      ---      -----------  --------------
ROBERT E. ARMSTRONG**                                                                   43      1993           None
Mr. Armstrong joined the Company as a director in 1993. Mr. Armstrong has been a consultant to TPC under consulting agreements since September 1993. Mr.
Armstrong serves, at the Company's request, on the Board of Directors of New
York-New York Hotel & Casino, LLC. Mr. Armstrong has been a partner with the law firm of McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks LLP
since 1984. Mr. Armstrong is a Certified Public Accountant and holds an LL.M.
in taxation. The McDonald, Carano firm has performed legal services for the
Company in the past and is expected to do so in the future. (CLASS B)

MADISON B. GRAVES, II*                                                                  50      1994          Hotel
Mr. Graves joined the Company as a director in 1994. Mr. Graves is a licensed                              Broadcasting
real estate broker in Nevada. Mr. Graves has been the owner of Flamingo                                    Corporation
Realty, Inc. since 1976, and of Falcon Development since he and others founded the home-building company in 1986. Mr. Graves was elected to the University and Community College System Board of Regents of Nevada in 1992, served as
Vice Chairman from June 1992 to June 1995, and since then has served as its
Chairman. (CLASS C)
------------------------
 *Member of Audit and Compensation Committees
**Member of Audit Committee

                                                                                                YEAR
                                                                                              COMMENCED    OTHER PUBLIC
                                                                                             SERVING AS      COMPANY
               NAME, PRINCIPAL OCCUPATION AND OTHER INFORMATION                     AGE      A DIRECTOR   DIRECTORSHIPS
------------------------------------------------------------------------------      ---      -----------  --------------
GARY E. PRIMM                                                                           56      1993           None
Mr. Primm has been Chairman and President of the Company since September 1996 and Chief Executive Officer and a director since its inception. Mr. Primm also served as President of the Company from its inception to February 1995. Mr.
Primm has been President, Chief Executive Officer and a director of TPC since
1985 and also serves as Chairman of the Board of New York-New York Hotel &
Casino, LLC. Mr. Primm is the brother-in-law of H. Martin Rosa. (CLASS C)

H. MARTIN ROSA                                                                          55      1995           None
Dr. Rosa joined the Company as a director in 1995. Dr. Rosa is an investor and real estate developer. Dr. Rosa is President and a member of the Board of
Directors of Primrose Real Estate Co., a real estate development firm. Dr.
Rosa is the brother-in-law of Gary E. Primm. (CLASS B)

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has an Audit Committee and a Compensation Committee but not a Nominating Committee. The Audit Committee currently consists of Messrs. Armstrong, Graves and Swarts. The Compensation Committee currently consists of Messrs. Graves and Swarts. Messrs. Graves and Swarts are two of the Company's independent, non-employee directors.

    The Audit Committee monitors the Company's basic accounting policies, reviews audit and management reports and makes recommendations regarding the appointment of the independent auditors. The Audit Committee held 4 Meetings in 1996. The Compensation Committee is responsible for setting key executive compensation, administering the stock incentive plan, and granting stock options. The Compensation Committee met 5 times during 1996. The Board of Directors met 5 times in 1996. No director attended less than 75% of the meetings of the Board of Directors and the committees on which he served during the fiscal year.

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company (other than Mr. Armstrong) is entitled to receive an annual fee of $24,000, plus $1,000 for each Board of Directors meeting attended and $1,000 for each Committee of the Board of Directors meeting attended, or $1,500 in the case of the Committee chairman. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board and Committee meetings.

    Under the 1993 Eligible Directors' Stock Option Plan (the "Director Option Plan"), immediately following each annual meeting of stockholders each eligible director receives an option to purchase 4,500 shares of Common Stock. An eligible director is a director who is not either (i) an officer or employee of the Company or the Company's wholly-owned subsidiary, The Primadonna Corporation ("TPC"), or (ii) a person who has received equity securities under the 1993 Plan (as defined below) within the year prior to the meeting date. Messrs. Graves, Rosa, Sitzmann and Swarts currently are eligible for these annual awards. The options granted annually vest and become exercisable at a rate of 1,500 shares per year commencing on the first anniversary of the grant date. An option for 4,500 shares also may be granted to persons who first become eligible directors during the year other than by election at an annual meeting of stockholders or by election by the Board of Directors within 90 days before the next scheduled annual meeting of stockholders.

    On May 21, 1996, the Board of Directors amended the Director Option Plan (the "1996 Amendments") to authorize a one-time grant of an option for 5,000 shares to each eligible director then serving on the Board of Directors and to each eligible director who first becomes a director thereafter, exercisable at a rate of 2,500 shares per year over a two-year period, conditioned upon stockholder approval. On May 21, 1996, the eligible directors included Messrs. Graves, Rosa and Swarts, each of whom received an option to purchase an aggregate 9,500 shares at an exercise price of $24.13, the market value on that date. In March 1997, the Board of Directors waived the stockholder approval condition in respect of these options in light of changes to Rule 16b-3 of the Securities and Exchange Commission (the "Commission"). As a result of these changes, stockholder approval of the 1996 Amendments was no longer required under the Director Option Plan.

    In accordance with the 1996 Amendments, Mr. Sitzmann received an option to purchase 5,000 shares of Common Stock at an exercise price of $20.19 per share, upon becoming a director of the Company on April 8, 1997.

    All options under the Director Option Plan expire 10 years after the date of grant (or at earlier times following a termination of service). The exercise price of the options is 100% of the fair market value of the Common Stock on the date of the option grant.

    Mr. Armstrong receives compensation pursuant to a consulting agreement with the Company. See "Executive Agreements" at page 14 and the Option Grants table at page 12 below.

    Mr. Rogich is employed by TPC as a marketing, political and gaming development consultant, for which he is paid $100,000 a year. On August 13, 1996, Mr. Rogich was granted an option to purchase 10,000 shares of Common Stock, vesting ratably over a period of 3 years, at an exercise price of $21.75. On February 18, 1997, Mr. Rogich was granted an option to purchase 20,000 shares of Common Stock, vesting ratably over a period of 3 years, at an exercise price of $18.75. Both options were granted to Mr. Rogich under the 1993 Stock Incentive Plan, as amended, the terms of which are summarized in the notes to the Option Grants table at page 12 below.

    Mr. Rogich is the sole owner of The Rogich Communications Group ("RCG"), which provides creative and accountancy management services to the entity that furnishes advertising and media purchasing services to the Company. The Company paid a total of $2,587,980 to this entity in 1996. The entity pays $6,000 per month to RCG for the professional services it provides in connection with work for the Company.

INFORMATION CONCERNING EXECUTIVE OFFICERS

                   NAME & OTHER INFORMATION                          AGE                      POSITIONS
---------------------------------------------------------------      ---      ------------------------------------------

GARY E. PRIMM                                                            56   Chairman of the Board, President, Chief
(See "Information Concerning Other Directors," above)                         Executive Officer and Director

CRAIG F. SULLIVAN                                                        50   Chief Financial Officer and Treasurer
Mr. Sullivan joined the Company in March 1995 as Chief
Financial Officer and Treasurer. Mr. Sullivan served as the
Treasurer of Aztar Corporation from 1990 to 1995, and was
Assistant Treasurer of its predecessor, Ramada, Inc., from 1982 to 1990.

CHRISTOPHER R. GIBASE                                                    38   Vice President and Chief Operating Officer
Mr. Gibase joined the Company in November 1994 as Vice
President and General Manager and was appointed Vice President and Chief Operating Officer in January 1996. Mr. Gibase served as Senior Executive Vice President for Belle Casinos, Inc. in
Biloxi, Ms. from 1991 to 1994, and Regional General Manager for
Casino America, Inc. from 1989 to 1991.

MICHAEL P. SHAUNNESSY                                                    43   Vice President of Finance and Chief
Mr. Shaunnessy joined the Company in March 1995 as Vice                       Accounting Officer
President of Finance and Chief Accounting Officer. Mr.
Shaunnessy served as Vice President of Finance for the
Tropicana Resort & Casino from 1990 to 1995.

ROBERT E. ARMSTRONG                                                      43   Secretary and Director
(See "Information Concerning Other Directors," above)

                     OWNERSHIP OF THE COMPANY'S SECURITIES

PRINCIPAL STOCKHOLDERS AND OWNERSHIP BY MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of Common Stock, as of March 15, 1997 (i) by each person who is known by the Company to beneficially own more than 5% of Common Stock, (ii) by each of the Company's directors and executive officers, and (iii) by all executive officers and directors as a group. Unless listed below, no director or executive officer owns, beneficially or otherwise, any shares of Common Stock. The Common Stock is the only outstanding class of stock of the Company. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

           NAME (AND ADDRESS FOR BENEFICIAL OWNERS                   AMOUNT             %
                     OF GREATER THAN 5%)                       BENEFICIALLY OWNED    OF CLASS
-------------------------------------------------------------  ------------------  ------------
Gary E. Primm                                                       9,972,462(1)         33.5%
  c/o Primadonna Resorts, Inc.
  P.O. Box 95997
  Interstate 15 at Southern CA/NV Border
  Las Vegas, Nevada 89193-5997
Judith Primm Clemetson                                              2,689,000(2)          9.0%
  c/o Primm South Real Estate Company
  100 West Liberty Street, Tenth Floor
  Reno, Nevada 89501
Gregory B. Primm                                                    2,506,815(3)          8.4%
  c/o Primm South Real Estate Company
  100 West Liberty Street, Tenth Floor
  Reno, Nevada 89501
Roger B. Primm                                                      2,275,000(4)          7.6%
  c/o Primm South Real Estate Company
  100 West Liberty Street, Tenth Floor
  Reno, Nevada 89501
Janet Primm Rosa                                                    2,571,543(5)          8.6%
  c/o Primm South Real Estate Company
  100 West Liberty Street, Tenth Floor
  Reno, Nevada 89501
Joyce Primm Schweickert                                             2,211,512(6)          7.4%
  c/o Primm South Real Estate Company
  100 West Liberty Street, Tenth Floor
  Reno, Nevada 89501
American Express Company                                            2,403,700(7)          8.1%
  American Express Financial Corporation
  IDS Tower 10
  Minneapolis, Minnesota 55440
Robert E. Armstrong                                                   202,238(8)        *
Madison B. Graves, II                                                  56,030(9)        *
Christopher R. Gibase                                                  31,650(10)       *
Sigmund Rogich                                                        146,800(11)       *
H. Martin Rosa                                                      1,109,400(12)         3.7%
Michael P. Shaunnessy                                                  13,400(13)       *
Gary R. Sitzmann                                                            0           *
Craig F. Sullivan                                                      46,000(14)       *
George C. Swarts                                                        9,000(15)       *
All Directors and Executive Officers as a Group (10 Persons)       11,586,980            38.5%

------------------------
------------------------

* Less than 1%                                     (SEE FOOTNOTES ON NEXT PAGES)

(Footnotes to previous page)

 (1) Includes 20,000 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock which are exercisable within 60 days of March 15, 1997, out of stock options covering 140,000 shares of Common Stock granted to Mr. Primm prior to that date. Also includes 8,527,462 shares of Common Stock held by the Gary Ernest Primm Family Trust ("Family Trust"), dated April 10, 1984, and 1,425,000 shares held by the Gary E. Primm Charitable Trust ("Charitable Trust"), dated December 27, 1995. Gary E. Primm is the sole trustee of the Family Trust and co-trustee of the Charitable Trust. Mr. Primm retains sole voting and investment power over the shares in the Family Trust, and shares voting and investment power over the shares in the Charitable Trust.

 (2) This information was obtained from a Schedule 13G filed with the Commission regarding ownership as of December 31, 1993: 2,668,800 of the shares of Common Stock are held by the Clemetson Family Trust, of which Judith Primm Clemetson and her husband are the co-trustees and over which Mrs. Clemetson retains sole voting and investment power. Mrs. Clemetson shares voting and investment power over the remaining 20,200 shares.

 (3) This information was obtained from a Schedule 13G--Amendment No. 2 filed with the Commission regarding ownership as of December 31, 1995: 2,505,095 of the shares of Common Stock are held by the Gregory B. Primm Family Trust dated September 5, 1985, of which Gregory B. Primm is the sole trustee. 1,720 of the shares of Common Stock are held in trust for his children and Mr. Primm disclaims any beneficial ownership in these shares.

 (4) This information was obtained from a Schedule 13G--Amendment No. 1 filed with the Commission regarding ownership as of December 31, 1994: the shares of Common Stock are held by the Roger B. Primm Family Trust dated January 30, 1990, of which Roger B. Primm is the sole trustee.

 (5) This information was obtained from a Schedule 13G--Amendment No. 3 filed with the Commission regarding ownership as of December 31, 1995: Mrs. Rosa holds 1,492,743 shares of Common Stock in her own name, with sole voting and investment power. 703,800 of the shares of Common Stock are held by the Marty and Janet Rosa Family Trust dated October 5, 1984 (the "Trust Shares"), of which Mrs. Rosa and her husband, H. Martin Rosa, a director of the Company, are the co-trustees and over which Dr. and Mrs. Rosa share voting and investment power. Dr. and Mrs. Rosa share voting and investment power over an additional 375,000 shares (the "Joint Shares" and, collectively with the Trust Shares, the "Rosa Joint Shares").

 (6) This information was obtained from a Schedule 13G--Amendment No. 1 filed with the Commission regarding ownership as of December 31, 1994.

 (7) This information was obtained from a Schedule 13G filed with the Commission regarding ownership as of December 31, 1995: neither American Express Company nor American Express Financial Corporation have either sole voting power or sole investment power over any shares. American Express Company and American Express Financial corporation share voting power over 453,700 shares and share investment power over 2,403,700 shares.

 (8) Includes 62,000 shares issuable upon the exercise of options to purchase shares of Common Stock which are exercisable within 60 days of March 15, 1997, out of stock options covering 165,000 shares of Common Stock granted to Mr. Armstrong prior to that date. Also includes: (a) 650 shares owned by Mr. Armstrong's spouse, (b) 300 shares held by The Armstrong Children's Trust over which the trustee who is not Mr. Armstrong retains sole voting and dispositive power, (c) 69,444 shares held by The Matthew E. Primm Trust over which Mr. Armstrong as co-trustee shares voting and dispositive power, and (d) 69,444 shares held by The Ashley M. Primm Trust over which Mr. Armstrong as co-trustee shares voting and dispositive power.

 (9) Includes 4,500 shares issuable upon exercise of a stock option to purchase shares of Common Stock which is exercisable within 60 days of March 15, 1997, out of stock options covering 18,500 shares of Common Stock granted to Mr. Graves prior to that date.

(10) Includes 30,400 shares issuable upon exercise of stock options to purchase shares of Common Stock which are exercisable within 60 days of March 15, 1997, out of stock options covering 197,000 shares of Common Stock granted to Mr. Gibase prior to that date, and 550 shares owned by Mr. Gibase's spouse.

(11) Includes 124,000 shares issuable upon the exercise of stock options to purchase shares of Common Stock which are exercisable within 60 days of March 15, 1997, out of stock options covering 250,000 shares of Common Stock granted to Mr. Rogich prior to that date, and 800 shares owned by Mr. Rogich's spouse.

(12) Includes 1,500 shares issuable upon exercise of stock options to purchase shares of Common Stock which are exercisable within 60 days of March 15, 1997, out of stock options covering 14,000 shares of Common Stock granted to Dr. Rosa prior to that date. Also includes: (a) 10,355 shares held by The Janet Primm Rosa 1995 Trust over which Dr. Rosa shares voting and dispositive power with a person other than Janet Primm Rosa, and (b) the Rosa Joint Shares.

(13) Includes 10,400 shares issuable upon the exercise of stock options to purchase shares of Common Stock which are exercisable within 60 days of March 15, 1997, out of stock options covering 82,000 shares of Common Stock granted to Mr. Shaunnessy prior to that date.

(14) Includes 40,000 shares issuable upon the exercise of stock options to purchase shares of Common Stock which are exercisable within 60 days of March 15, 1997, out of stock options covering 190,000 shares of Common Stock granted to Mr. Sullivan prior to that date.

(15) Includes 9,000 shares issuable upon the exercise of stock options to purchase shares of Common Stock which are exercisable within 60 days of March 15, 1997, out of stock options covering 23,000 shares of Common Stock granted to Mr. Swarts prior to that date.

Gary E. Primm, Judith Primm Clemetson, Gregory B. Primm, Roger B. Primm, Janet Primm Rosa and Joyce Primm Schweickert are all brothers and sisters. Matthew E. Primm and Ashley M. Primm are the children of Gary E. Primm.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

    The following table and accompanying notes summarize the total compensation of the Chief Executive Officer and the four next highest paid executive officers of the Company as of December 31, 1996, plus one executive officer who terminated employment with the Company in 1996, for each of the last three years in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                                                       -------------
                                                   ANNUAL COMPENSATION                    AWARDS
                                     ------------------------------------------------  -------------
                                                                        OTHER ANNUAL    SECURITIES      ALL OTHER
                                                                        COMPENSATION    UNDERLYING    COMPENSATION
    NAME AND PRINCIPAL POSITION        YEAR     SALARY($)    BONUS($)        ($)        OPTIONS (#)      ($)(1)
-----------------------------------  ---------  ----------  ----------  -------------  -------------  -------------
GARY E. PRIMM .....................       1996  $  850,239  $  129,179          --              --     $  322,719(2)
Chairman, President and                   1995     826,632      20,000          --         100,000        319,697(2)
  Chief Executive Officer                 1994     805,216          --          --              --        294,026(2)

CHRISTOPHER R. GIBASE .............       1996     245,355      50,368          --         130,000          4,880(9)
Vice President and Chief
  Operating Officer

CRAIG F. SULLIVAN .................       1996     250,000      52,868          --          35,000          3,450(7)
Chief Financial Officer                   1995     184,918       6,250          --         220,000(3)          --
  and Treasurer

MICHAEL P. SHAUNNESSY .............       1996     148,989      32,963          --          25,000          1,960(8)
Vice President and Chief                  1995     105,000       3,500          --          52,000(4)          --
  Accounting Officer

ROBERT E. ARMSTRONG ...............       1996          --          --     150,000(5)       25,000             --
Director and Secretary                    1995          --          --     150,000(5)       70,000(10)
                                          1994          --          --     150,000(5)       50,000

WILLIAM J. PAULOS(6)...............       1996     406,557      30,000          --              --        600,726(6)
                                          1995     538,386      15,000          --         500,000(11)          --

------------------------

 (1) Where indicated by footnote for each participating executive officer, the amount in this column includes matching contributions by the Company under a plan which permits all Company employees to make tax-deferred contributions of a portion of their base compensation pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, the Company matches 50% of a participant's first 5% of tax-deferred contributions, subject to the maximum contribution amount under the law. Participants may allocate their contributions, subject to a maximum, among specified investment funds.

 (2) Represents the sum of the portion of premiums representing term insurance and the benefit to Mr. Primm of the remaining premiums paid by the Company on the split-dollar life insurance policies described below under "Executive Agreements." The benefit portion of the reported amount is determined for the period, projected on an annual actuarial basis, between the date the premium was paid by the Company and the date the Company expects to be reimbursed for the premium.

 (3) Represents (a) an option for 100,000 shares granted in March 1995, (b) an option for 80,000 shares granted in November 1995 upon the cancellation of the option granted in March 1995, and (c) an additional option for 40,000 shares granted in November 1995.

(Footnotes continued from previous page)

 (4) Represents (a) an option for 20,000 shares granted in March 1995, (b) an option for 20,000 shares granted in November 1995 upon the cancellation of the option granted in March 1995, and (c) an additional option for 12,000 shares granted in November 1995.

 (5) Represents amounts paid pursuant to a consulting agreement with TPC, the material terms of which are summarized at page 14 below.

 (6) Mr. Paulos resigned as a director and President of the Company on September 4, 1996. The amount reported in the last column represents $726 in life insurance premium costs and $600,000 in accrued termination settlement payments. Of this $600,000, $200,000 was paid through December 31, 1996 by the Company pursuant to Mr. Paulos' employment agreement, as explained below under "Executive Agreements."

 (7) Represents Company contribution to the 401(k) Plan of $3,125 and life insurance premium cost of $325 for Mr. Sullivan.

 (8) Represents Company contribution to the 401(k) Plan of $1,960 for Mr. Shaunnessy.

 (9) Represents Company contribution to the 401(k) Plan of $4,750 and life insurance premium cost of $130 for Mr. Gibase.

(10) Represents (a) an option for 40,000 shares granted in November 1995 upon cancellation of the option for 50,000 shares granted in July 1994, and (b) an additional option for 30,000 shares granted in November 1995.

(11) Represents (a) an option for 250,000 shares granted in February 1995, (b) an option for 200,000 shares granted in November of 1995 upon cancellation of the option for 250,000 shares granted in February 1995, and (c) an additional option for 50,000 shares granted in November 1995. See also note 6 above.

OPTION GRANTS FOR FISCAL 1996

    The following table shows for each of the named executive officers individual grants of stock options in 1996 and certain required information regarding the potential realizable value (under specified assumptions) of such stock options for the option term. The Company had not granted any stock appreciation rights ("SARs") as of December 31, 1996.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                      ---------------------------------------------------------  POTENTIAL REALIZABLE
                                       NUMBER OF                                                   VALUE AT ASSUMED
                                      SECURITIES      % OF TOTAL                                 ANNUAL RATES OF STOCK
                                      UNDERLYING        OPTIONS                                   PRICE APPRECIATION
                                        OPTIONS       GRANTED TO       EXERCISE OR                FOR OPTION TERM(1)
                                        GRANTED      EMPLOYEES IN      BASE PRICE    EXPIRATION  ---------------------
NAME                                    (#)(2)      FISCAL YEAR(3)       ($/SH)         DATE       5%($)      10%($)
------------------------------------  -----------  -----------------  -------------  ----------  ---------  ----------
GARY E. PRIMM ......................      --              --               --            --         --          --
Chairman, President and
  Chief Executive Officer
CHRISTOPHER R. GIBASE ..............     100,000            18.7            14.25     01/17/06     896,168   2,271,083
Vice President and Chief                  30,000             5.6            21.75     08/13/06     410,351   1,039,917
  Operating Officer
CRAIG F. SULLIVAN ..................      35,000             6.6            21.75     08/13/06     478,743   1,213,236
Chief Financial Officer
  and Treasurer
MICHAEL P. SHAUNNESSY ..............      25,000             4.7            21.75     08/13/06     341,959     866,597
Vice President and Chief
  Accounting Officer
ROBERT E. ARMSTRONG ................      25,000             4.7            21.75     08/13/06     341,959     866,597
Director & Secretary

------------------------

(1) Based upon the exercise price per share stated for each grant and an annual appreciation of such price through the expiration date of such options at the stated rates. These amounts represent assumed rates of appreciation only and may not necessarily be achieved. Actual gains, if any, are dependent on the future performance of the Common Stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended, and any applicable state tax laws.

(2) These stock options were granted under the Company's 1993 Stock Incentive Plan, as amended (the "1993 Plan"). Options become exercisable in equal annual increments over a 3 year period. Options under the 1993 Plan may provide benefits following the resignation, retirement or other termination of employment with the Company or its subsidiaries or as a result of a change in control of the Company. Vested options under the 1993 Plan may be exercised within a period of 1 year following a termination by reason of death or disability, 90 days following retirement, and 45 days following a termination for other reasons. The 1993 Plan permits the Compensation Committee, which administers the 1993 Plan, to accelerate, extend or otherwise modify benefits payable under the applicable awards in various circumstances, including a termination of employment or change in control. Under amendments to option agreements in 1996, all options become immediately exercisable if there is a change in control of the Company (as defined) or certain other events occur (see page 20 below), unless the Compensation Committee otherwise provides. The 1993 Plan also permits the Compensation Committee to amend options, subject to the consent of any adversely affected optionees.

(3)  Options to purchase an aggregate of 534,000 shares were granted in 1996.

OPTION EXERCISES AND VALUES FOR FISCAL 1996

    The following table sets forth for each of the named executive officers the number and dollar value of the option spread (difference between the exercise price and fair market value) of unexercised options held by the named executive officers at the end of 1996.

            AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
                             FY-END OPTION VALUE(1)

                                                NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS
                                                 OPTIONS AT FY-END           AT FY-END
                                                        (#)                     ($)
                                               ----------------------  ----------------------
                                                    EXERCISABLE/            EXERCISABLE/
NAME                                               UNEXERCISABLE          UNEXERCISABLE(2)
---------------------------------------------  ----------------------  ----------------------
GARY E. PRIMM ...............................       20,000/80,000           40,000/160,000
Chairman, President and Chief
  Executive Officer

CHRISTOPHER R. GIBASE .......................       10,400/151,600          20,800/318,200
Vice President and Chief
  Operating Officer

CRAIG F. SULLIVAN ...........................       24,000/131,000          48,000/192,000
Chief Financial Officer
  and Treasurer

MICHAEL P. SHAUNNESSY .......................        6,400/50,600           12,800/51,200
Vice President and Chief
  Accounting Officer

ROBERT E. ARMSTRONG .........................       52,000/93,000          104,000/136,000
Director and Secretary

WILLIAM J. PAULOS ...........................                                    N/A(3)

------------------------

(1) No options were exercised by an executive officer of the Company in fiscal 1996.

(2)  Based on the closing price of $17.00 per share on December 31, 1996.

(3) Non-vested options granted to Mr. Paulos terminated when he ceased being an employee of the Company. Under the terms of his stock option agreement, vested and unexercised options were cancelled 45 days after termination of his employment.

EXECUTIVE AGREEMENTS

    In October 1993, TPC entered into a three-year employment agreement with Gary E. Primm to serve as President and Chief Executive Officer of the Company and TPC. TPC has the option to renew this agreement for two successive one-year terms, the first of which was exercised in October 1996. Contract terms provide for an initial annual base salary of $800,000 plus annual cost of living adjustments, currently $869,183, as well as employment related benefits. Pursuant to this agreement, Mr. Primm is eligible for, but not guaranteed, bonuses and stock options as TPC may award or grant. If Mr. Primm's employment is terminated by TPC with "cause" (as such term is defined in the agreement), Mr. Primm will be paid only such compensation TPC owes for his services rendered to TPC before the date of termination. If Mr. Primm's employment is terminated without "cause," TPC will pay Mr. Primm the base salary (excluding bonuses and other compensation) during the remaining term of the agreement but in no event will TPC be obligated for more than one year of severance pay. As of February 1, 1995, Mr. Primm was elected Chairman of the Board and resigned as President of the Company. On September 4, 1996, Mr. Primm again became President of the Company.

    Effective September 4, 1996 the Company terminated the employment arrangement with William Paulos, which was entered into in January 1995. This arrangement provided that upon termination Mr. Paulos would receive his base salary of $600,000 for one year or until earlier employed by a third party.

    In September 1996, TPC entered into a new two-year agreement with Mr. Armstrong for various consulting services (other than legal services). Contract terms provide for a base monthly payment of $12,500, plus up to $2,400 per diem ($200/hour) for services under the agreement in excess of 700 hours per year. These payments replace director fees to which Mr. Armstrong would otherwise be entitled in his capacity as a director of the Company. However, he remains eligible for discretionary stock options and other incentive compensation payable to directors or officers. TPC has the option to renew this agreement for one-year. During 1996, TPC paid Mr. Armstrong $150,000 which represents Mr. Armstrong's combined compensation under the terms of the earlier agreement that expired in September 1996 and under the new agreement. Mr. Armstrong is a partner in the law firm of McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks LLP, which provides legal services to the Company and TPC. Billings to the Company and to TPC for legal services provided by this firm were approximately $388,125 from January 1, 1996 to March 31, 1997.

    The Company entered into agreements (commonly known as split-dollar life insurance agreements) in January 1994 under the terms of which the Company pays the premiums for certain survivorship life insurance policies, with an aggregate face value of $50 million, on the lives of Mr. and Mrs. Gary E. Primm (each policy hereinafter referred to individually as the "Second-to-Die Policy," and collectively as the "Second-to-Die Insurance"). Insurance benefits become payable when both have died, and the Company will have an interest in the insurance benefits equal to the amount of unreimbursed premiums it has paid, with the balance payable to a trust created by Mr. and Mrs. Primm for the benefit of their children (the "Trust"). Robert E. Armstrong, a director of the Company, is trustee of the Trust.

    The Trust has also obtained individual insurance payable on the death of each of Mr. and Mrs. Primm with an aggregate face value of $10 million each (the "Individual Insurance"). The funding of the Individual Insurance premiums has been effected in a manner similar to the Second-to-Die Insurance. The purpose of the Individual Insurance is to reimburse the Company for all premiums paid prior to death, as well as to pay future premiums on the remaining Second-to-Die Policy from the proceeds of the Individual Insurance policy on the first-to-die.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE PERFORMANCE GRAPH THAT FOLLOWS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS OR ANY FUTURE FILINGS, EXCEPT TO THE EXTENT THE COMPANY EXPRESSLY INCORPORATES SUCH REPORT OR GRAPH BY REFERENCE THEREIN. THE REPORT AND GRAPH SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The Compensation Committee currently consists of Messrs. Graves and Swarts, independent, non-employee directors. The Compensation Committee has a primary role in determining compensation levels of the executive officers of the Company and administering the Company's stock option plans and the Company's bonus plan. The Compensation Committee determines awards to be made under such plans to the executive officers, as well as to other eligible individuals.

EXECUTIVE OFFICER COMPENSATION

    PHILOSOPHY AND OBJECTIVES. The Compensation Committee's objectives are to attract, retain and reward experienced, highly motivated executives. Compensation for executive officers includes three elements: base salary, performance-based quarterly and annual bonuses, and long-term grants of stock options. The Compensation Committee believes that this approach best serves stockholder interests because it permits compensation to be set at a level that is both highly competitive within the industry and, in substantial part, performance-based.

    SALARY. The Compensation Committee reviews the aggregate of base salary and annual bonus offered for comparable positions at other gaming companies based on readily available information and, in doing so, considers the recommendations of the Chief Executive Officer. Salaries are then adjusted by the Compensation Committee to a level believed to be competitive or reflect significant changes in responsibilities.

    BONUS PLAN. In late 1995, the Compensation Committee adopted a short-term cash incentive bonus plan for certain members of the Company's senior and middle management. For 1996, the bonus plan provided for quarterly and annual cash bonuses, subject to a maximum of 87.5% of a person's base salary, based primarily upon the satisfaction of performance targets as to EBITDA and net income. The remaining portions of the bonuses were based on subjective criteria. The targets were set at the beginning of the quarter by the Compensation Committee for each individual participating in the bonus plan. Annual amounts (reduced by quarterly payments) were reviewed by the Compensation Committee prior to payment.

    The amount of bonuses actually paid to executive officers for 1996 were significantly enhanced over formula-determined amounts under the bonus plan based on subjective criteria, including the Compensation Committee's evaluations of individual performance, its assessment of the competitiveness of current salaries, and its review of individual contributions to the successful opening of the New York-New York Hotel & Casino, which is owned and operated by an affiliate of the Company. For 1997, certain changes were made to the annual cash bonus plan. These changes scale benefits to increments of performance above a specified threshold, impose a $2,000,000 individual ceiling on bonuses, and permit reduction of the formula-determined amounts to 70%, based on subjective factors.

    STOCK OPTION GRANTS. The Compensation Committee believes that stock option grants serve to enhance stockholder value by linking compensation to stock performance. The Company's 1993 Stock Incentive Plan, as amended, utilizes vesting provisions ranging from 3 to 5 years to encourage a longer-term perspective and to retain key employees. The size of option awards generally is based on current grant levels for comparable positions made by other companies in the gaming industry and upon subjective criteria and recommendations of the Chief Executive Officer.

    The compensation of Mr. Armstrong is paid pursuant to an exclusive consulting agreement for certain services, described above under "Executive Agreements," that was approved by the Board and based primarily upon Mr. Armstrong's role as consultant to the firm on a part-time basis.

    In his capacity as Chief Executive Officer, Mr. Primm makes recommendations to the Compensation Committee regarding the compensation of other executive officers and employees of the Company. However, final determination of executive compensation resides with the Compensation Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Chief Executive Officer, Gary E. Primm, was compensated during fiscal 1996 pursuant to his employment agreement described above under "Executive Agreements," which was extended in late 1996 for an additional year. Mr. Primm's base salary for fiscal 1996 was $850,239, reflecting only cost-of-living adjustments since 1993. Mr. Primm was paid a bonus for fiscal 1996 of $129,179. Of this bonus amount, $49,179 was formula-determined and the remaining $80,000 was based upon the Compensation Committee's analysis of compensation levels for other CEO's in the industry and Mr. Primm's role in the successful opening of the New York-New York Hotel & Casino. Mr. Primm was not granted any stock options in fiscal 1996.

POLICY CONCERNING INTERNAL REVENUE CODE SECTION 162(m)

    The Company is submitting to the stockholders at the annual meeting revisions to the Company's 1993 Stock Incentive Plan to enable compliance with conditions for exclusion from the $1,000,000 limit under Section 162(m) of the Internal Revenue Code on the deductibility of certain cash and stock related performance-based compensation. If the plan amendments are not approved, the compensation paid under the new bonus plan and compensation related to options and other share awards thereafter granted under the 1993 Stock Incentive Plan (even if otherwise performance-based) may not be deductible if such compensation, together with base salary, exceeds this limit. The Compensation Committee, generally speaking, considers Section 162(m) as one of the factors it reviews with respect to compensation matters. If amendments to the 1993 Stock Incentive Plan are approved by the stockholders, the Compensation Committee intends to structure awards or employ other means to avoid paying significant non-deductible compensation in excess of the Section 162(m) limit. The Compensation Committee, nevertheless, retains the authority to authorize compensation in excess of the limit, if it believes such action to be in the best interest of the Company or circumstances beyond the Compensation Committee's control or foresight frustrate its intentions.

April 1997

                                          The Compensation Committee
                                          Madison B. Graves, II
                                          George C. Swarts

                            STOCK PRICE PERFORMANCE

    The following Performance Graph compares the Company's cumulative stockholder return on its Common Stock (i.e. change in stock price plus reinvestment of dividends), with the Standard & Poor's 500 Stock Index and the Dow Jones Entertainment & Leisure-Casino Industry Group Index. The Performance Graph assumes that $100 was invested on June 22, 1993 (the date of the Company's initial public offering) in each of the Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Entertainment & Leisure-Casino Group Index. The stock price performance shown in this graph is not necessarily indicative of and not intended to suggest future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS                                           DOW JONES ENTERTAINMENT & LEISURE -
             Primadonna Resorts, Inc.    S & P 500                Casino Industry Group
6/22/1993                        $100         $100                                 $100
1993                           156.94       105.25                               128.13
1994                           131.94       103.63                                98.37
1995                            81.94       138.98                               130.48
1996                            94.44       167.14                               142.32

                              CERTAIN TRANSACTIONS

    Three of the Company's facilities are located on approximately 142 acres of land on both sides of Interstate 15 at the California/Nevada state line, substantially all of which are leased from a corporation owned by Gary E. Primm, the Company's Chairman, President, and Chief Executive Officer, and his brothers and sisters (including the wife of H. Martin Rosa, a Company director). The lease has an expiration date of 2043 and a Company option to renew for an additional 25 years. Rent for all properties under the lease, set by two appraisers selected by the lessor and the Company, is approximately $441,000 per month. Rent is to increase each year by the cost of living, but not more than 8% in any one year. Every eight years the rent is to be reset by the appraisers in the manner described above, or, if they are unable to agree, by another appraiser selected by the other two appraisers. The lease provides that for a fee of $100,000 per year, adjusted after each ten years of the lease term by the cost of living but no more than 8% per year, the remaining acreage owned by the lessor may not be used for any gaming activity unless operated by the Company. In addition, the lessor has made available rent-free to the Company acreage for a wastewater treatment plant operated by the Company and for the associated rapid infiltration basins.

    The Company and Mr. Primm own undivided interests of 75% and 25%, respectively, in a Model 1125 Astral SP aircraft. Operational expenses of the aircraft are borne by the parties based on actual flight hours utilized by each. During 1996 the plane flew 225 hours of which 132 hours, or 59%, were for Company purposes.

    As of March 31, 1997, Mr. Primm owed the Company approximately $12,728 for expenses arising from the joint ownership of this aircraft. Additionally, in exchange for the Company paying the monthly base salary and related benefits for one full-time pilot for the aircraft, Mr. Primm does not charge the Company rent for the use and occupation of the base hangar for the aircraft.

    Gary E. Primm and his brothers and sisters (including Dr. Rosa's wife) own and operate a convenience store located just south of the Primadonna Resort across the California border. The Company provides certain services and supplies, for $2,000 per month, which the Company believes reflects the fair market value of such services and supplies. In addition, the Company supplies the store with stand-by security services at its cost plus 10%, as well as water and sewer services at the generally prevailing rates in Las Vegas.

    The Company entered into a lease agreement with Hughes Parkway Associates dated January 10, 1994, whereby the Company leased office and parking space in the Hughes Center (the "Hughes Center Premises"), in Las Vegas for approximately $3,300 per month for a period of 36 months beginning March 15, 1994. Shortly after the lease began, the Company no longer had use for the Hughes Center Premises. On June 15, 1995, The Rogich Communications Group ("RCG"), which is owned by Mr. Rogich, and the Company entered into a sublease agreement whereby RCG subleased the Hughes Center Premises from the Company for approximately $2,000 per month. In November 1996, RCG purchased the office furniture located in the Hughes Center Premises from the Company for $30,000. The Company lease and the RCG sublease both terminated on March 15, 1997.

    Mr. Rogich (and related entities) have approximately a 50% beneficial member interest in Gotham Limited Liability Company ("Gotham") of which Mr. Rogich is the manager. Gotham has a 30% member interest in Motown Cafe Las Vegas, LLC ("Motown"). In exchange for an exclusive right to certain generally designated space in the hotel and casino operated by the Company's affiliate, New York-New York Hotel & Casino, LLC ("New York-New York"), Gotham assigned to New York-New York, in September 1996, all right, title and interest in and to all distributions, except distributions made for the purpose of repaying certain capital contributions, which a 5% member of Motown would be entitled to receive in respect of certain operating profits of Motown, and a 17% interest in certain distribution proceeds from a sale of Gotham's interests in Motown. The parties thereafter designated the applicable space and since January 1997, Motown has leased this space from New York-New York for the purpose of operating a cafe (the "Cafe"). Under the lease, monthly rent includes a fixed base amount plus a percentage of the Cafe's gross sales. As of March 31, 1997, Motown has paid approximately $475,000 to New York-New York under the lease. The term of the lease is 20 years and provides for 3 conditional options in favor of Motown to extend the term, each for a period of 5 years.

                                 PROPOSAL NO. 2
              APPROVAL OF AMENDED AND RESTATED 1993 INCENTIVE PLAN

    At the annual meeting, stockholders will be asked to approve an amended and restated version (the "Restated Plan") of the Company's 1993 Stock Incentive Plan, as amended (the "1993 Plan" or the "Stock Incentive Plan"). The Restated Plan was adopted by the Company effective March 28, 1997, subject to stockholder approval. The principal changes:

    - authorize performance-based awards within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)") and establish their material terms, including the applicable performance criteria,

    - authorize cash only performance-based awards in addition to share-based awards,

    - impose annual, individual grant limits on awards,

    - permit limited transfers of awards, and

    - make administrative and other changes in response to changes to the Commission's rules under Section 16 of the Securities Exchange Act, as amended.

    No increase in available shares is authorized by the 1997 amendments. Stockholder approval of the Restated Plan is sought in order to enable the Company to continue to be able to deduct under Section 162(m) all qualifying performance-based compensation (including "at market" option grants) awarded pursuant to the 1993 Plan. If the Restated Plan is not approved by the stockholders at the Annual Meeting, the amendments to the Stock Incentive Plan reflected in the Restated Plan will not be implemented. In such event, the Compensation Committee and the Board may, however, continue to authorize and pay bonuses and other compensation (including, but not limited to, awards otherwise permitted under the Stock Incentive Plan), and authorize other plan amendments, consistent with applicable corporate authority and the Company's compensation policies, as from time to time in effect. Such other compensation (or future amendments to the 1993 Plan) could increase compensation cost to the Company, without further stockholder approval. Stockholder approval of the Restated Plan, however, will not be deemed to constitute stockholder approval of any such other compensation or future amendments.

    A summary of the material terms of the Restated Plan, including a description of the types of awards that may be granted thereunder, is set forth below. This summary is qualified in its entirety by the full text of the Restated Plan. Capitalized terms used herein which are not otherwise defined are used as defined in the Restated Plan.

    A copy of the Restated Plan is available for review at the principal executive offices of the Company and will be furnished to stockholders without charge upon written request directed to Mr. Robert E. Armstrong, Secretary, Primadonna Resorts, Inc., P.O. Box 95997, Interstate 15, Southern California/ Nevada Border, Las Vegas, Nevada 89193-5997. The full text of the Restated Plan also can be reviewed on the Commission's Web site at http://www.sec.gov.

SUMMARY DESCRIPTION OF THE RESTATED PLAN

    The purpose of the Restated Plan is to attract, retain and motivate employees and certain other eligible individuals by providing incentives related to equity interests in, and the financial performance of, the Company.

    The Restated Plan authorizes the issuance of (i) Common Stock, (ii) any option, warrant, convertible security, SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock or other equity securities of the Company and/or the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions, or any similar security with a value derived from the value of Common Stock or other equity securities of the Company, and (iii) to eligible officers (whether or not also directors), certain performance-based cash awards. The authorization of any such arrangement is referred to as an "Award."

    ADMINISTRATION. The Restated Plan is administered and may be amended or terminated by the Compensation Committee (Messrs. Graves and Swarts). The Compensation Committee selects the eligible officers, employees, employee-directors, consultants or advisors who will be granted Awards and determines the amount, type, terms and conditions of Awards. The Compensation Committee may permit any recipient of an Award to pay the purchase price of the Common Stock or other property issuable pursuant to the Award in any lawful manner and for any lawful consideration that the Compensation Committee approves.

    The Restated Plan provides for the issuance of Awards that are not otherwise restricted to any specified form, structure, term or price and may include, without limitation, sales or bonuses of stock, restricted stock, stock options (including incentive stock options ("ISOs")), reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, SARs, limited SARs, phantom stock, dividend equivalent rights ("DERs"), performance units or performance shares. The Compensation Committee may also grant cash-only Awards that provide for a cash payment or benefit ("Cash-Based Awards") under the Restated Plan and may make loans to finance or otherwise accommodate the acquisition or exercise of an Award. As of March 31, 1997, no Cash-Based Awards had been granted under the Restated Plan, except for the conditional grant of a 1997 bonus opportunity to Mr. Primm described below. Cash-Based Awards may be granted in lieu of, in addition to, as part of, or independent of any other form of Award.

    The maximum number of shares of Common Stock authorized for issuance under the Restated Plan is 3,000,000, of which 176,300 had been issued as of March 31, 1997. (At that date, 1,680,800 of the available shares were reserved for issuance on exercise of outstanding options.) No Awards may be granted under the Restated Plan after April 27, 2003; but Common Stock may be issued or cash may be paid after that date pursuant to Awards then outstanding. An Award granted prior to such date also may be amended after such date, so long as there is no increase in the number of shares subject to or comprising that Award or the maximum cash amount payable thereunder. Awards may be reduced by the amount necessary to satisfy any applicable tax withholding requirements imposed on the Company in respect of the Award. Shares of Common Stock reserved for Options that terminate or expire (and thus are not exercised), as well as shares that fail to vest and are reacquired by the Company, are available for additional Awards within the overall Restated Plan limit.

    In the event of a stock split, the declaration of a stock dividend, the exchange or conversion of securities of the class subject to an Award into cash, property or different kinds of securities pursuant to a merger, reorganization or otherwise, or the sale of substantially all of the assets of the Company or if an extraordinary dividend is declared, adjustments will be made in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to each Award, (ii) the maximum number and type of shares or other securities that may be issued pursuant to other Awards thereafter granted under the Restated Plan, and (iii) any other terms as are necessarily affected by such event.

    Upon the occurrence of certain events, any or all options granted under the Restated Plan may, at the discretion of the Compensation Committee, become immediately exercisable in full. The Compensation Committee has authorized acceleration of the exercisability of all currently outstanding options upon a Change in Control or an Event (each as defined in Section 7 of the Restated
Plan), unless prior to such event the Compensation Committee otherwise provides.

    AMENDMENTS. The Board of Directors may amend or terminate the Restated Plan at any time, but may not unilaterally change or affect any outstanding Award that would deprive the holder of any of material benefits thereunder. Termination of the Restated Plan would have no effect on then outstanding options.

    ELIGIBILITY. Persons eligible to receive Share-Based Awards under the Restated Plan include any individual (including any director) who is an officer or employee of, or a consultant or advisor to the Company (including its subsidiaries). Although the Company has approximately 3,800 potentially eligible persons, as a practical matter, three directors and only approximately 400 officers and employees of the Company and TPC are considered eligible under the Restated Plan at the present time. The Compensation Committee determines all those eligible employees and other persons to whom Awards will be granted. Only officers and salaried employees are eligible for Performance-Based Awards (as defined below) that are also Share-Based Awards. Only officers are eligible for Cash-Based Awards under the Restated Plan.

    NON-TRANSFERABILITY. Generally, Awards to individuals under the Restated Plan are not transferable by a holder other than by will or the laws of descent and distribution and are generally exercisable, during his or her lifetime, only by the holder; and amounts payable or shares issuable pursuant to an Award will be paid only to the holder or the holder's beneficiary or representative. However, the Compensation Committee may establish conditions and procedures (for example, in connection with a holder's estate or tax planning initiatives) under which Awards may be transferred and/or payments may be made to a third party, to the extent permitted by law.

    PERFORMANCE-BASED AWARDS UNDER SECTION 162(m). In addition to Awards under the other provisions of the Restated Plan, the Compensation Committee may grant to eligible employees or officers performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) ("Performance-Based Awards"). Options with an exercise price and SARs with a base price not less than fair market value on the date of grant will, generally speaking, be considered Performance-Based Awards. Other Performance-Based Awards must be based on the performance relative to objective preestablished goals over performance periods not shorter than one quarter nor longer than 6 years in the case of a Cash-Based Award.

    BUSINESS CRITERIA. The business criteria on which performance goals will be established include one or more of the following: Diluted EPS, EBITDA, Net Income, Operating EBITDA, Operating Income, Return on Assets and Return on Equity (each as defined in Exhibit A to this Proxy Statement), as applied to the consolidated operations, or one or more subsidiaries or business units of the Company. These Awards are earned and payable ONLY if performance meets the specific, preestablished performance goals approved by the Compensation Committee in advance of applicable deadlines under the Internal Revenue Code and while the performance relating to the goals remains substantially uncertain. Performance goals may be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m). Furthermore, the Restated Plan provides that awards to selected eligible officers under the other bonus programs providing for cash-only awards may be linked to and granted and qualified under the Restated Plan as Performance-Based Awards.

    INDIVIDUAL LIMITS. Performance-Based Awards may be stock-based (payable in stock only or in cash or stock) or may be cash-based (i.e., cash only) awards. Grants of options, SARs and other stock-related Awards in any fiscal year to any participant may not be made with reference to more than 750,000 shares (if Share-Based). Cash bonuses to any individual officer based on a single year's (or four quarters') performance may not exceed $2,000,000 or, for any quarter, $500,000. The maximum cash amount payable to any individual officer over the six-year term of this feature is thus $12,000,000. Before any Performance-Based Award is paid to an officer covered by Section 162(m) (other than by exercise of a qualifying option or SAR), the Compensation Committee must certify that the applicable performance goals have been satisfied. The Compensation Committee will have discretion to determine the performance goals and restrictions or other limitations of individual Performance-Based Awards and is expected to reserve "negative" discretion to reduce payments of Cash-Based Awards below maximum Award limits.

    OTHER INFORMATION. The Restated Plan is not exclusive. Options and other stock or cash compensation may also be awarded to eligible persons pursuant to other incentive plans or without reference to a plan as from time to time authorized by the Company.

    The reported closing price of the Company's Common Stock on the NASDAQ Composite Tape on April 14, 1997 was $20 1/8.

FEDERAL INCOME TAX TREATMENT OF AWARDS UNDER THE RESTATED PLAN

    NONQUALIFIED STOCK OPTIONS; ISO'S. The Company is generally entitled to deduct an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise of a nonqualified stock option. The Company is generally not entitled to a similar deduction either upon grant or exercise of an ISO. If ISO shares are not held for specified qualifying periods, however, the difference between the fair market value of the shares at the date of exercise (or, if lower, the sale price) and the cost of such shares is taxed as ordinary income (and the Company will receive a corresponding deduction) in the year the shares are sold.

    OTHER AWARDS. The current federal income tax consequences of other Awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance share Awards and DERs generally are subject to tax at the time of payment; unconditional stock bonuses are generally subject to tax measured by the value of the payment received; and Cash-Based Awards generally are subject to tax at the time of payment.

    CHANGE IN CONTROL. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income. If an Award is accelerated under the Plan, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration. If, as a result of the occurrence of a change in ownership, effective control, or ownership of a substantial portion of the assets of the Company, a participant's benefits are increased (e.g., an option holder's options or rights become exercisable, the restrictions on Awards lapse, or shares are issued), the participant may be deemed to have received a "parachute payment" for purposes of Section 280G of the Code. If the additional value received as a result of acceleration exceeds a certain threshold amount approximating 300% of the person's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs, the excess of the total of such amounts over such person's average annual taxable compensation generally will be subject to a 20% non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for the payments that are subject to the excise tax.

    SECTION 162(m) LIMITS. Further, if the compensation attributable to Awards to persons subject to Section 162(m) limits is not "performance-based" within the meaning of Section 162(m), the Company may not be permitted to deduct that compensation to the extent the individual's aggregate compensation exceeds $1,000,000 in any year. However, in light of uncertainties regarding the ultimate interpretation of Section 162(m), no assurances can be given that all compensation intended to qualify as "performance-based compensation" under
Section 162(m) will in fact be deductible.

    The above tax summary is based upon federal income tax laws in effect as of March 31, 1997.

SPECIFIC BENEFITS

    The number, amount and type of Awards to be received by or allocated to eligible persons under the additional authority of the Restated Plan cannot be determined at this time. The Compensation Committee has not yet considered any specific Share-Based Awards under the additional authority of the Restated Plan. If the Restated Plan had been in effect in 1996, the Company expects that the grants of Share-Based Awards would not have been substantially different from those reported under the "Option Grants In The Last Fiscal Year" table at page 12 (the "Option Grants Table") and in the Summary Compensation Table at page 10.

    One conditional Cash-Based Award to Mr. Primm was made, based on performance relative to above threshold levels of Operating EBITDA, in respect of the last three quarters in and for the year 1997. The payment of this bonus award is conditioned, however, upon stockholder approval of the Restated Plan. Specific targets constitute confidential business information, the disclosure of which the Committee believes could be harmful to the Company. Specific benefits payable cannot be determined at this time. The maximum amount of this Award is $2,000,000.

    As of March 31, 1997, the number of shares subject to Options granted under the 1993 Plan, to current named executive officers was 140,000 for Mr. Primm, 210,000 for Mr. Sullivan, 197,000 for Mr. Gibase, 195,000 for Mr. Armstrong and 82,000 for Mr. Shaunnessy, and 824,000 shares for all executive officers as a group; the number of shares subject to Options granted under the 1993 Plan to all employees (and other eligible persons), including all current officers who are not executive officers, as a group, was 876,800. No other types of Awards had been granted under the 1993 Plan as of March 31, 1997.

    THE BOARD HAS APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RESTATED PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. ALL DIRECTORS (EXCEPT MESSRS. GRAVES, ROSA, SITZMANN AND SWARTS) ARE ELIGIBLE FOR AWARDS UNDER THE RESTATED PLAN.

                                 PROPOSAL NO. 3
                            INDEPENDENT ACCOUNTANTS

    The Board of Directors, on the recommendation of the Audit Committee, proposes that Arthur Andersen LLP, independent auditors of the Company during 1996, be ratified as independent auditors of the Company for 1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires. The representative will be available to respond to appropriate questions.

    Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders should not ratify the appointment by the affirmative vote of a majority of the shares represented either in person or by proxy at the Annual Meeting, the selection of another independent auditor will be considered by the Board of Directors.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                         STOCKHOLDER PROPOSALS FOR 1998

    Eligible stockholder proposals for the 1998 Annual Meeting of Stockholders of the Company must be received at the Company's office at P.O. Box 95997, Interstate 15 at the Southern California/Nevada Border, Las Vegas, Nevada 89193-5997 no later than December 26, 1997.

                                 MISCELLANEOUS

    If other matters properly come before the meeting, it is the intention of the proxies to vote in accordance with their best judgment on such matters.

    Pursuant to the Company's bylaws, a stockholder of record may present business or nominate a candidate for election to the Board of Directors before a meeting of stockholders if such stockholder has provided the Secretary with a timely written notice. To be timely, the notice must be received by the Secretary, at the Company's offices, not less than 30 nor more than 90 days prior to the meeting; provided, however in the event less than 40 days notice of the meeting is given, the notice must be received not later than the close of business on the tenth day following the mailing set forth in the Notice of Meeting.

To present business, the notice must contain:

    - a brief description of the matter to be presented;

    - the stockholder's name, address and number of shares owned; and

    - a brief description of any material personal interest of the stockholder in such business.

To nominate a candidate for the Board of Directors, the notice must contain:

    - the stockholder's name, address and the number of shares owned;

    - the name, age, business address and residence address of the proposed nominee;

    - the principal occupation or employment of the proposed nominee;

    - the number of shares of Common Stock owned by the proposed nominee; and

    - any other information relating to the proposed nominee required to be disclosed in a solicitation of proxies pursuant to SEC Regulation 14A.

    The expense of preparing, assembling, printing and mailing the proxy and the material used in the solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mails, but the officers and regular employees of the Company may solicit proxies personally or by telephone or by special letter. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

    The Board of Directors has no present intention to present to the meeting for action any matters other than those described above and matters incident to the conduct of the meeting. If any other business comes before the meeting or any adjournment thereof (including but not limited to matters of which the Board of Directors is currently unaware) for which specific authority has not been solicited from the stockholders, then to the extent permitted by law, including the rules of the Commission, the proxy grants to the persons named therein the discretionary authority to vote thereon in accordance with their best judgment.

    A copy of the Annual Report of the Company to its stockholders for the year ended December 31, 1996, including financial statements for the year then ended, is transmitted with these materials.

    ANY PERSON WHO WAS A BENEFICIAL OWNER OF THE COMMON STOCK ON THE RECORD DATE FOR THE 1997 ANNUAL MEETING MAY OBTAIN THE COMPANY'S REPORT ON FORM 10-K INCLUDING THE ACCOMPANYING EXHIBITS UPON THE COMPANY'S RECEIPT OF A WRITTEN REQUEST AND (IF EXHIBITS ARE REQUESTED) PAYMENT OF THE COPYING CHARGES FOR THE EXHIBITS. REQUESTS SHOULD BE DIRECTED TO MR. ROBERT E. ARMSTRONG, SECRETARY, PRIMADONNA RESORTS, INC., P.O. BOX 95997, INTERSTATE 15, SOUTHERN CALIFORNIA/NEVADA BORDER, LAS VEGAS, NEVADA 89193-5997.

                                          By Order of the Board of Directors

                                                       [SIGNATURE]

                                          Robert E. Armstrong

                                          Secretary

                                                                       EXHIBIT A

                      PERFORMANCE-BASED BUSINESS CRITERIA

DILUTED EPS

    Diluted Earnings Per Share (EPS) calculated on a fully diluted basis as determined in accordance with Generally Accepted Accounting Principles ("GAAP") and reflected in the Company's periodic financial reports for the applicable period.

EBITDA

    Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable periods and in the case of Cash-Based Awards before bonus awards under the Company's annual bonus plan or the Restated Plan.

NET INCOME

    Net Income as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable period.

OPERATING EBITDA

    Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), before: Pre-tax Earnings (Losses) from Unconsolidated Affiliates, Development Costs, Abandonment Losses, Pre-tax Earnings (Losses) from asset or business unit dispositions out of the ordinary course of business in an amount greater than $500,000, and EBITDA from business units or subsidiaries (if any) excluded from Operating EBITDA by the Compensation Committee in granting an award,* all as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable period or, to the extent any item is not so reflected, as reported to the Compensation Committee by the Company's independent auditors.

OPERATING INCOME

    Operating Income as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable period.

RETURN ON ASSETS

    Net Income for the period divided by Average Total Assets as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable period.

RETURN ON EQUITY

    Net Income for the period divided by Average Total Equity as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable period.

------------------------

*For the 1997 annual bonus plan award under Section 6 of the Restated Plan, the results of the business unit comprised of the golf club operations shall be excluded in determining the Operating EBITDA.

                               PRIMADONNA RESORTS, INC.

                       AMENDED AND RESTATED 1993 INCENTIVE PLAN


                     (Amended and Restated as of March 28, 1997)


         1. PURPOSE OF PLAN. The purpose of this Amended and Restated 1993 Incentive Plan (referred to herein as the "PLAN" and formerly known as the 1993 Stock Incentive Plan) of Primadonna Resorts, Inc., a Nevada corporation (the "COMPANY"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and certain other eligible individuals by providing incentives related to equity interests in and the financial performance of the Company.

         2. PERSONS ELIGIBLE UNDER PLAN. Except as otherwise limited for purposes of Section 6, any individual, including any director of the Company, who is an officer or employee of, or consultant or advisor to, the Company or any of its subsidiaries (an "ELIGIBLE PERSON") shall be eligible to be considered for the grant of an award ("AWARD", which term shall mean either a Share-Based Award or a Cash-Based Award, each as defined in Section 5) or Awards under this Plan, PROVIDED that in the case of a consultant or advisor, such person (directly or through an entity with which he or she is associated) renders or has rendered BONA FIDE services of a nature similar to those services that may be rendered by employees (other than services in connection with the offering or sale of securities in a capital raising transaction) to the Company or a subsidiary.

         3.   STOCK SUBJECT TO PLAN.

         (a) INCENTIVE STOCK OPTION LIMIT. The maximum number of shares of Common Stock, $.01 par value per share, of the Company (the "COMMON SHARES") that may be issued pursuant to options granted under this Plan and qualified as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") is three million (3,000,000), subject to adjustment as provided in or pursuant to Section 7.

         (b) AGGREGATE AND INDIVIDUAL SHARE LIMITS. The maximum number of Common Shares that may be issued pursuant to all Awards (including ISOs) granted under this Plan is three million (3,000,000), subject to adjustment as provided in or pursuant to Section 7, and such maximum number, as so adjusted, shall be referred to as the "SHARE LIMIT". Common Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of such Awards

("REACQUIRED COMMON SHARES") shall be available for reissue within the Share Limit. The aggregate number of shares of Common Stock subject to options and stock appreciation rights ("SARs") granted during any fiscal year to any individual shall be limited to 750,000, and maximum limit per individual on the number of shares in the aggregate subject to all Share-Based Awards (including options and SARs) under this Plan that are granted during any fiscal year shall be 750,000, subject to adjustment as provided in or pursuant to Section 7.

         (c) SHARE RESERVATION. No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such Award, plus (ii) the number of Common Shares that have previously been issued pursuant to Awards granted under this Plan, other than Reacquired Common Shares available for reissue, plus (iii) the maximum number of Common Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit.

         (d) PROVISIONS FOR CERTAIN SHARE-RELATED CASH AWARDS. The maximum number of Awards both related to or based upon shares and payable solely in cash under this Plan shall be based upon the number of shares referenced for purposes of determining the value or price of such Award and shall not, together with the number of shares previously issued and subject to then outstanding Awards payable (or deemed payable) in shares under this Plan, exceed the Share Limit.

         (e)  REISSUE OF AWARDS AND SHARES.  Cash-Based Awards (as defined in
Section 5) and other Awards payable in cash or payable in cash or shares that are forfeited or for any reason are not so paid under this Plan, as well as Common Shares subject to Awards that expire or for any reason are terminated and are not issued, as well as shares reacquired pursuant to the terms of an Award, shall be available for subsequent Awards under this Plan. If an Award under this Plan is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 3, except as may be required by Section 3(d) or Section 6(b) of this Plan or Section 162(m) of the Code and applicable regulations and interpretations thereunder ("SECTION 162(m)") to the extent required to preserve the status of an Award as "performance-based compensation" under Section 162(m).

         4.   ADMINISTRATION OF PLAN.

         (a) THE COMMITTEE. This Plan shall be administered by and Awards shall be authorized by a committee (the "COMMITTEE") of the entire Board of Directors of the Company (the "BOARD") or a committee consisting of two or more directors designated by the Board for this purpose, provided that (i) with respect to Awards intended to satisfy the requirements for performance based compensation under Section 162(m), each member of the Committee so acting shall be an "outside director" (as such term is defined in or under Section 162(m)), and (ii) with respect to Awards intended to be granted by a disinterested committee for purposes of Rule 16b-3 under Section 16 ("SECTION 16") of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as such rule may be amended from time to time ("RULE 16b-3"), each member acting on the matter shall be a Non-Employee Director (as such term is defined in Rule 16b-3).

         (b) POWERS OF THE COMMITTEE. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

              (i) adopt, amend and rescind rules, regulations and procedures relating to this Plan or its administration or the Awards granted under this Plan;

             (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such persons, if any, Awards will be granted under this Plan;

            (iii) grant Awards (including Performance-Based Awards (as such term in defined in Section 6)) to persons determined to be Eligible Persons and determine the terms and conditions of such Awards, including but not limited to the number of Common Shares issuable pursuant thereto, the times at which and conditions upon which Awards become exercisable or vest or shall expire or terminate, the fair market value of the Common Shares or Awards, from time to time, and/or the manner in which it will be determined, and the consideration, if any (but subject to applicable law), to be paid upon receipt, exercise or vesting of Awards;

             (iv) with respect to Performance-Based Awards, determine the applicable business criteria on which the grant, vesting, exercisability or payment of such Awards are based, establish performance goals with respect to such criteria, and determine and certify if and when such performance goals and other material conditions have been met;

              (v) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof;

             (vi) interpret and construe this Plan and the terms and conditions of any Award granted hereunder, whether before or after the date set forth in Section 9; and

            (vii) determine the circumstances under which, consistent with the provisions of Section 8, any outstanding Award may be amended;

which authority (except as to clause (ii) and (iii) above) shall remain in effect so long as any Award remains outstanding under this Plan.

         (c)  SPECIFIC COMMITTEE RESPONSIBILITY AND DISCRETION REGARDING
AWARDS. Subject to the express provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, subject to such limitations as the Committee may from time to time impose, among other things, provisions that:

              (i) permit the recipient of such Award, including but not limited to any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or any applicable tax withholding obligation upon such issuance or in respect of such Award or Shares, in whole or in part, by any one or more of the following:

                   (A) the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to Awards) or other property,

                   (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

                   (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

             (ii) accelerate the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, a change of control of the Company (including a Change in Control or an Event pursuant to Section 7 hereof), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee;

            (iii) qualify such Award as an Incentive Stock Option and/or a Performance-Based Award;

             (iv) extend the exercisability or term of any or all outstanding Awards, change the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in the specified events described in clause (ii) above or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee, in each case subject to Section 8;

              (v) authorize the conversion, succession or substitution of outstanding Awards upon the occurrence of an event of the type described in
    Section 7, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee; and/or

             (vi)   provide for automatic grants of Awards or successive
    Awards.

         (d) BINDING DETERMINATIONS. Any action taken by, or inaction of, the Company, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or officer of the Company shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself.

         (e) RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

         (f) DELEGATION. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

         (g) BIFURCATION. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of any Award Agreement (as defined in Section 5) (or this Plan) intended or required in order to satisfy the applicable requirements of Rule 16b-3 or Section 162(m), to the extent permitted thereby, are applicable only to persons subject to those provisions and to those Awards to those persons intended to satisfy the requirements of the applicable rule or rules thereunder.

    5.   AWARDS.

         (a) SHARE-BASED AWARDS. The Committee, on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) Common Shares, (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Shares or other equity securities of the Company and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any similar security with a value derived from the value of the Common Shares or other equity securities of the Company. The authorization of any such arrangement (including any benefits described in Section 5(e)) is referred to herein as the "grant" of a "SHARE-BASED AWARD." Share-Based Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and a Share-Based Award may consist of one such security or benefit, or two or more of them in any combination or alternative. If an option or stock appreciation right, or other Share-Based Award satisfies the conditions of
Section 6, it shall be deemed to be granted thereunder.

         (b) CASH-BASED AWARDS. The Committee, on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with any officer of the Company that is not inconsistent with the provisions of this Plan and that provides for a cash payment or benefit under this Plan, whether in lieu of, in addition to, independent of, or as a component of a Share-Based Award (a "CASH-BASED AWARD"). Without limiting the generality of the foregoing, a Cash-Based Award may be in the form of a periodic cash bonus based upon the attainment of established performance criteria. Cash-Based Awards that meet the conditions of Section 6 shall be deemed to be granted thereunder.

         (c) AWARD AGREEMENTS. The Committee may authorize any officer (other than the particular recipient) to execute any or all agreements memorializing any grant of an Award by the Committee under this Plan. All Awards shall be evidenced by a writing executed on behalf of the Company (the "AWARD AGREEMENT") and, if required by the Committee, by the recipient of the Award. Unless the Committee otherwise provides, Awards to persons described in Section 6(a) that are either granted or become vested, exercisable or payable based on attainment of one or more of the performance goals related to business criteria (identified in Section 6), shall be deemed Performance-Based Awards under Section 6.

         (d) PRICE; CONSIDERATION. Common Shares may be issued pursuant to a Share-Based Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award, but shall not be issued for less than the minimum lawful consideration.

         (e) LOANS. The Committee shall have the express authority to make or authorize loans to finance, or to otherwise accommodate the financing of, the acquisition or exercise of an Award, subject to Section 11(a).

         (f)  TRANSFER RESTRICTIONS.

              (i) LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 5(f), by applicable law or by the Award Agreement, as the same may be amended, (A) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (B) Awards shall be exercised only by the holder; and (C) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the holder.

             (ii) CERTAIN EXCEPTIONS. The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Board or the Committee, pursuant to such conditions and procedures as the Board or the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company's registration of securities (if applicable) and the incentive purposes of the Award and this Plan. Notwithstanding the foregoing, Awards intended as ISOs or restricted stock Awards for purposes of the Code shall be subject to any and all additional transfer restrictions necessary to preserve their status as ISOs or restricted shares, as the case may be, under the Code.

            (iii) FURTHER EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 5(f)(i) shall not apply to:

                   (A)  transfers to the Company,

                   (B) the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution.

                   (C) transfers pursuant to a domestic relations order (if approved or ratified by the Board or the Committee), if (in the case of ISOs) permitted by the Code,

                   (D) if the participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative, or

                   (E) the authorization by the Board or the Committee of "cashless exercise" procedures with third parties who finance or who otherwise facilitate the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

         (g) TAX WITHHOLDING. Upon any exercise, vesting, or payment of any Award, the Company shall have the right at its option to (i) require the Eligible Person (or personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value, to satisfy such withholding obligation.

         6. SECTION 162(m) PERFORMANCE-BASED AWARDS. Without limiting the generality of the foregoing, options or SARs granted with an exercise or base price not less than fair market value at the applicable date of grant to an Eligible Person who is either a salaried employee or an officer of the Company ("ELIGIBLE EMPLOYEE"), designated herein as "PRESUMPTIVELY QUALIFYING AWARDS," shall be, and any of the other types of Awards listed in Section 5(a) above and/or Cash-Based Awards, that satisfy the conditions of this Section 6 may be granted as Awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) ("PERFORMANCE-BASED
AWARDS"). The grant, vesting, exercisability or payment of other Performance-Based Awards may depend on any one or more of the following "BUSINESS CRITERIA": Diluted EPS, EBITDA, Net Income, Operating EBITDA, Operating Income, Return on Assets, and Return on Equity, each as defined further in Exhibit A, in each case relative to a preestablished targeted level or levels (the "PERFORMANCE GOALS"), on an absolute or relative basis, for the Company on a consolidated basis or for one or more subsidiaries, segments or business units. (Financial terms are used as applied under generally accepted accounting principles and reflected in the Company's financial reporting.) The specific performance goals must be approved by the Committee: (i) no later than the first to occur of (A) 90 days after the commencement of the performance period (or before 25% of the performance period has elapsed), if the performance period is one year or less, (B) the date on which 25% of the relevant performance period has elapsed, if the performance period is more than one year, or (C) any other applicable deadline under Section 162(m); and (ii) while the performance relating to those goals remains substantially uncertain within the meaning of Section 162(m). The applicable performance measurement period for a Cash-Based Award may be not less than one fiscal quarter nor more than 6 years.

         (a) ELIGIBLE CLASS. The eligible class of persons for Awards under this Section 6 for Presumptively Qualifying Awards shall include Eligible Employees and the eligible class of persons for other Awards under this Section 6 shall be limited to officers of the Company designated by the Committee to receive an Award under this Section 6.

         (b) MAXIMUM AWARD. In no event shall grants in any fiscal year to any one participant under this Section 6, together with grants of options and stock appreciation rights to the individual in that period, relate to more than 750,000 shares. Awards that are voluntarily cancelled or repriced during the fiscal year shall be counted against this limit to the extent required by
Section 162(m). The aggregate amount of all Cash-Based Awards to be paid to any participant in respect of any fiscal year (including awards under any cash incentive compensation plan qualified under Section 6(f)) as Performance-Based Awards under this Plan shall not exceed $2,000,000 or, for any quarter, $500,000 or, for the remaining term of this Plan, an aggregate amount of $12,000,000.

         (c) CERTIFICATION. Except as otherwise permitted under Section 162(m), before any Performance-Based Award under this Section 6 is paid, the Committee must certify that the performance goal and any other material terms of the Performance-Based Award were in fact satisfied.

         (d) TERMS AND CONDITIONS OF AWARDS. The Committee shall have discretion to determine the conditions, restrictions and other limitations, in accordance with the terms of this Plan and Section 162(m), on the payment of individual Performance-Based Awards under this Section 6. The Committee may reserve by express provision in any Award Agreement or authorizing resolution the right to reduce (but not increase) the amount payable in accordance with any standards or on any other basis (including the Committee's sole discretion) as the Committee deems appropriate.

         (e) ADJUSTMENTS FOR MATERIAL CHANGES. Performance goals or other features of a Performance-Based Award may provide that they (a) shall be adjusted appropriately to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, or merger) or a complete or partial corporate liquidation, (b) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, and/or (c) shall be adjusted for any other circumstances or events, but only to the extent in each case that such adjustment or determination would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation and with Section 7 and as specifically provided for in the applicable Award Agreement.

         (f) BONUS COMPENSATION PLAN AWARDS. The Committee may grant an Award hereunder linked to performance targets and methodologies for calculating bonuses established under any incentive compensation plan maintained by the Company (which may include, but shall not be limited to, quarterly incentive compensation Awards), provided the combined Award satisfies the express provisions of this Section 6. When an Award is made under a Company incentive compensation plan and is granted to an officer of the Company whose compensation is subject to the limits under Section 162(m), and when such Award is also made under and complies with the terms of this Section 6, such Award shall be a Performance-Based Award hereunder.

         (g) LIMITATION ON AWARD ADJUSTMENTS. To the extent required in the case of an Award intended as a Performance-Based Award for purposes of Section 162(m), the Committee shall have no discretion (i) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance goal or the exercise of the option or SAR or (ii) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under an Award.

         7.   ADJUSTMENTS AND ACCELERATION.

         (a) ADJUSTMENTS. If (i) the outstanding securities of the class then subject to this Plan (the "OUTSTANDING SHARES") (A) are increased, decreased, exchanged or converted as a result of a stock split (including a split in the form of a stock dividend), reverse stock split, or the like or (B) are exchanged for or converted into cash, property or a different number or kind of securities (or if cash, property or securities are distributed in respect of the outstanding shares), as a result of a reorganization, merger, consolidation, recapitalization, restructuring, or reclassification, or (ii) all or substantially all of the business and/or assets of the Company are sold, THEN, unless the terms of such transaction shall otherwise provide, the Committee shall make equitable, appropriate and proportionate adjustments in (x) the number and type of shares or other securities or cash or other property that may be acquired pursuant to ISOs and other Awards previously granted under this Plan, and (y) the maximum number and type of shares or other securities that may be issued pursuant to ISOs and other Awards thereafter granted under this Plan, and (z) such other terms as necessarily are affected by such event.

         (b) ACCELERATION. The Committee may provide in or by amendment to any Award Agreement and on such terms and conditions as it deems appropriate (which may include a unilateral right of the Committee to prevent such acceleration by advance notice) that, upon the occurrence of a Change in Control or an Event there shall be an acceleration of benefits under the Award and, more particularly: (i) any options granted as part of such Award which have not expired or terminated shall immediately become exercisable, (ii) any Common Shares purchased or acquired pursuant to the Award which are subject to the payment of consideration (if any) and conditions on vesting, transfer or other restrictions as may be established hereunder shall immediately vest free of restrictions, and (iii) other rights, including rights to payment, granted as or as part of the Award shall immediately vest and become payable to the holder of such Award. The Committee may accord any recipient of an Award which contains such acceleration provision the right to refuse any acceleration in such circumstances as the Committee may approve. Notwithstanding the foregoing, any acceleration of an Award shall comply with all applicable regulatory requirements, including without limitation Section 422 of the Code.

         "CHANGE IN CONTROL" means the date on which either: (i) the Gary Primm Group own less than fifteen percent (15%) of the total voting power of all classes of the Company's voting stock, except as a result of sales made in order to pay estate taxes owing as a result of the death of Gary E. Primm; (ii) any Person other than the Gary Primm Group or the Primm Family, acting together in a manner which would constitute a group for the purposes of Section 13(d) of the Exchange Act (a "13(d) Group"), shall beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) voting power of all classes of the Company's voting stock equal to or greater than that owned by the Gary Primm Group; (iii) a 13(d) Group succeeds in having sufficient of its directors on the Board such that the 13(d) Group's directors will constitute a majority of the voting power of the Board; or (iv) Gary E. Primm shall cease to be the chairman of the Board, except as a result of his death or disability. For purposes of the foregoing: (i) "Gary Primm Group" shall mean Gary E. Primm, his executors, administrators, testamentary trustees, heirs, legatees and beneficiaries; (ii)

"Person" shall mean any legal entity, including but not limited to any individual, corporation, group or assemblage, partnership, limited partnership, joint venture, association, joint stock company, or trust; and (iii) "Primm Family" shall mean, collectively, Janet Primm Rosa, Judith Primm Clemetson, Joyce Primm Schwickert, Roger B. Primm and Gregory B. Primm, their respective executors, administrators, testamentary trustees, heirs, legatees and beneficiaries.

         An "EVENT" means approval by the stockholders of the Company of any of the following: (i) the dissolution or liquidation of the Company; (ii) an agreement to merge or consolidate or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company; or (iii) the sale of all or substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary. For purposes of the foregoing, "Subsidiary" shall mean any corporation or other entity a majority or more of the outstanding voting power or voting stock of which is beneficially owned directly or indirectly by the Company.

         (c)  TERMINATION.  If any option or other right to acquire Common
Stock under this Plan has been fully accelerated as permitted by Section 7(b) but is not exercised prior to (i) a dissolution of the Company, or (ii) an Event after which the Company does not survive, such Option or right shall thereupon terminate, provided that (y) the Company or a successor shall have given to the participant at least ten (10) days notice of any such termination, and participant shall have had the right prior to or simultaneously with the consummation of such occurrence or transaction to exercise his or her option or right, or (z) the Committee shall have provided for the termination of the option or right by making an adjustment pursuant to Section 7(a).

         8. AMENDMENT AND TERMINATION OF PLAN. The Board may amend or terminate this Plan at any time and in any manner. No amendment or termination of this Plan or change in or affecting any outstanding Award shall deprive in any material respect the recipient, without the consent of such recipient, of any of his or her rights or benefits under or with respect to the Award. Adjustments contemplated by Section 7 shall not be deemed to constitute a change requiring such consent.

         9. TERM OF PLAN. No Award shall be granted under this Plan after April 27, 2003. Although Common Shares may be and/or cash may be issued after that date pursuant to Awards granted prior to such date, no Common Shares otherwise shall be issued under this Plan after such date. Notwithstanding the foregoing, any Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares subject to or comprising such Award, or extend the final expiration date of the Award or reduce (below the fair market value on the date of the amendment) the exercise price of or under such Award or increase the maximum amount of cash payable under the Award.

         10. EFFECTIVE DATE OF PLAN. This Plan originally became effective as of April 28, 1993, was amended on March 27, 1995 and (subject to approval by the affirmative votes of the holders of at least a majority of the Common Shares of the Company present, or represented, and entitled to vote at the 1997 annual meeting of stockholders) amended and restated as of March 28, 1997.

         11.  LEGAL ISSUES.

         (a) COMPLIANCE AND CHOICE OF LAW; SEVERABILITY. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Company. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan (subject to Section 11(b)) shall continue in effect.

         (b)  PLAN CONSTRUCTION.

              (i) RULE 16b-3. It is the intent of the Company that transactions in and affecting Awards in the case of participants who are or may be subject to Section 16 satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
    Section 16 in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict. If the conflict remains irrevocable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

             (ii) SECTION 162(m). It is the further intent of the Company that options or stock appreciation rights granted as Awards with an exercise price or base price not less than their fair market value on the date of grant and Performance-Based Awards under (or, unless the Board or the Committee otherwise providing Awards satisfying the requirements of)
    Section 5 or 6 that are granted to or held by a person who is or may be subject to Section 162(m) shall (except to the extent such Awards may be paid in connection with the participant's death or disability, or a change of control of the Company) qualify as "performance-based compensation" under
    Section 162(m), and this Plan and the authority of the Board and the Committee hereunder shall be interpreted consistent with such intent.

         (c) NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant Awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

                                                                       EXHIBIT A


                         PERFORMANCE-BASED BUSINESS CRITERIA


DILUTED EPS

    Diluted Earnings Per Share calculated on a fully diluted basis as determined in accordance with Generally Accepted Accounting Principles ("GAAP") and reflected in the Company's periodic financial reports for the applicable period.


EBITDA

    Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable period and in the case of Cash-Based Awards before bonus awards under the Company's annual bonus plan or this Plan.


NET INCOME

    Net Income as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable period.

OPERATING EBITDA

    Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), before: Pre-tax Earnings (Losses) from Unconsolidated Affiliates, Development Costs, Abandonment Losses, Pre-tax Earnings (Losses) from asset or business unit dispositions out of the ordinary course of business in an amount greater than $500,000, and EBITDA from business units or subsidiaries (if any) excluded from Operating EBITDA by the Compensation Committee in granting an award*, all as determined in accordance with GAAP and reflected in the Company's periodic financial report for the applicable period or, to the extent any item is not so



-----------------

    * For the 1997 annual bonus plan award under Section 6, the results of the business unit comprised of the golf club operations shall be excluded in determining the Operating EBITDA.

    reflected, as reported to the Compensation Committee by the Company's independent auditors.


OPERATING INCOME

    Operating Income as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable period.


RETURN ON ASSETS

    Net Income for the period divided by Average Total Assets as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable period.


RETURN ON EQUITY

    Net Income for the period divided by Average Total Equity as determined in accordance with GAAP and reflected in the Company's periodic financial reports for the applicable period.

                            PRIMADONNA RESORTS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of Primadonna Resorts, Inc., a Nevada corporation, acting under the Nevada Revised Statutes - Chapter 78 Private Corporation, hereby constitutes and appoints Gary E. Primm and Craig F. Sullivan, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on May 27, 1997, at 10:00 A.M., at the showroom of Whiskey Pete's Hotel and Casino, Interstate 15 Southern California/Nevada Border, Primm, Nevada, and at any adjournments thereof in connection therewith to vote and represent all of the shares of common stock of said corporation which the undersigned would be entitled to vote, as follows:

(1)        ELECTION OF DIRECTORS
           / /  FOR the nominees listed below             / /  WITHHOLD AUTHORITY to vote for the nominees listed
                                                               below
           If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
                             SIGMUND ROGICH           GARY R. SITZMANN           GEORGE C. SWARTS
(2)        APPROVAL OF THE AMENDED AND RESTATED 1993 INCENTIVE PLAN
                    / /  Approve                        / /  Disapprove                        / /  Abstain
(3)        PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
                    / /  Approve                        / /  Disapprove                        / /  Abstain
(4)        OTHER BUSINESS: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            PRIMADONNA RESORTS, INC.

    Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE FOR THE OTHER PROPOSALS STATED ON THE OTHER SIDE HEREOF.

    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the meeting.

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                 Signature (if held jointly)

                                              Date:
                                              ----------------------------------

                                              Please sign your name exactly as
                                              it appears on this Proxy. When
                                              signing as an attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

       WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE
    AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.
     I/we plan  / /  do not plan  / /  to attend the stockholders meeting.